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                                                                  EXHIBIT 23.1





May 16, 1997



To American Wagering, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 4, 1997 included in American Wagering, Inc.'s Annual Report on Form 10-KSB for the year ended January 31, 1997 and to all references to our Firm included in this registration statement.


Very truly yours,



ARTHUR ANDERSEN LLP